EXHIBIT 10.61

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-MODIFIED NET
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.   Basic Provisions ("Basic Provisions").

1.1 Parties: This Lease ("Lease"), dated for reference purposes only, February 13, 1998 is made by and between NORTH COUNTY INDUSTRIAL.
PARK, L.P. and DATRON WORLD COMMUNICATIONS INC. (collectively the
"Parties," or individually a "Party").

1.2(a)    Premises: That certain portion of the Building, including
all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of Lot E, Vista Commerce Center, located in the City of Vista County of San Diego, State of California, with zip code 92083, as outlined on Exhibit 1 attached hereto ("Premises"). The "Building" is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): 106,000 s.f. concrete tilt-up building of which the Premises will consist of approx. 70,000 rentable square feet.


In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

1.2(b)    Parking: 200 unreserved vehicle parking spaces ("Unreserved
Parking Spaces"); and n/a reserved vehicle parking spaces ("Reserved Parking Spaces"), (Also see Paragraph 2.6.)

1.3  Term: 10 years and 1 months ("Original Term") commencing See
Addendum  2 ("Commencement Date") and ending 10 years later
("Expiration Date"). (Also see Paragraph 3.)

1.4 Early Possession: see Addendum 2. ("Early Possession Date"). (Also see Paragraphs 3.2 and 3.3.)

1.5  Base Rent:  $ See Add.  3   per month ("Base Rent"), payable on
the first day of each month commencing Commencement Date (Also see
Paragraph 4.)

[] If this box is checked, this Lease provides for the Base Rent to be
adjusted per Addendum   3.2 attached hereto.

1.6  (a)  Base Rent Paid Upon Execution: $ -0-  as Base Rent for the
period.  See Addendum   12

1.6  (b)  Lessee's Share of Common Area Operating Expenses: See Add.
4 percent  (    %) ("Lessee's Share") as determined by other criteria
as described in Addendum  4.

1.7  Security Deposit: $58,800.00 ("Security Deposit"). (Also see
Paragraph 5.) See Addendum  12

1.8 Permitted Use: General office, sales administration or any other use or purpose permitted under applicable zoning and other applicable laws. Manufacturing, assembly, research and development, storage.
("Permitted Use") (Also see Paragraph 6.)

1.9  Insuring Party. Lessor is the "Insuring Party." (Also see
Paragraph 8.)

1.10(a)   Real Estate Brokers.  The following real estate broker(s)
(collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
     [] CB Commercial Real Estate Group represents Lessor exclusively ("Lessor's Broker");
     [] Diversified Properties/CB Commercial represents Lessee exclusively ("Lessee's Broker"); or
     [ ] _______________________________ represents both Lessor and
Lessee ("Dual Agency").  (Also see Paragraph 15.)

1.10(b)   Payment to Brokers.  Upon the execution of this Lease by
both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $_____) for brokerage services rendered by said Broker(s) in connection with this transaction.

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Datron Systems Incorporated See Exhibit "7"
("Guarantor"). (Also see Paragraph 37.)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 18, and Exhibits "1" through "17" all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a noncompliance with this warranty within ninety days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws" ) and the present and future suitability of the Premises for Lessee's Intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and for the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pickup trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

     (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

     (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     (c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.
2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and Interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.8 Common Areas - Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees of the Industrial Center.

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

     (a) To make changes to the Common Areas, Including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

     (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

     (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

     (d) To add additional buildings and improvements to the Common
Areas;

     (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

     (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or portion any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during, which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4. Rent.

4.1 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the forms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b)) of an Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions: See Addendum 16

     (a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

     (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

     (aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, Irrigation systems; Common Area lighting facilities, fences and gates, elevators and roof.
     (bb) Exterior signs and any tenant directories.
     (cc) Fire detection and sprinkler systems.

     (ii) The cost of water, gas, electricity and telephone to service the Common Areas.

     (iii) Trash disposal, property management and security services and the costs of any environmental inspections.

     (iv) Reserves set aside for maintenance and repair of Common
Areas.

     (v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by lessor for the Building and the Common Areas under Paragraph 10 hereof.

     (vi) The cost of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

     (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

     (viii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provide the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessors option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shell deliver to Lessee within (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph
4.2(d) during said preceding year exceed Lessee's share as indicated on said statements, Lessee shall be credited the amount of such, over-payment against Lessee's Share of Common Area Operating expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as Indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessors option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Permitted Use.

     (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

     (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

6.2 Hazardous Substances.

     (a) Reportable Uses Require Consent. The form "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3), "Reportable Use" shall mean (i) the Installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or resolved from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, 1iabililies, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing' at the time of such agreement.

6.3 Lessee's Compliance with Requirements. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations; ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consul tants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under about the Premises, including soil and groundwater conditions, and
(iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts end/or consultants in connection therewith to advise Lessor with restrict to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such Inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such Inspections.

7. Maintenance, Repairs, Utility Installations, Trade Fixtures and
Alterations.

7.1 Lessee's Obligations.


(a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a pan thereof in good order, condition and state of repair.

(b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7,1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic tire extinguishing system including fire alarm and/or smoke detection and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

7.3  Utility Installations, Trade Fixtures, Alterations.

     (a) Definitions; Consent Required. The term "Utility installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, healing, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make alterations and non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the current cost thereof on any one occasion does not exceed $25,000.00.

     (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to the Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (1) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits In a prompt and expeditious manner. Any Alterations or Utility installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish to Lessor with as-built plans and specifications therefor, Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $25,000.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

     (c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises' that will cost $25,000.00 or more, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4 Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises, Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b) Removal. Unless otherwise agreed in writing. Lessor may require the removal at any time of all or any part of any Alternations or Utility Installations made without the required consent of Lessor.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8. Insurance; Indemnity.

     8.1 Payment of Premiums. The cost of the premiums for the Insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

     8.2 Liability Insurance.

     (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such Insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the Amendment of the Pollution Exclusion endorsement for damage caused by heat: smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3  Property Insurance-Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alternations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph
8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of nay undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

     (b) Rental Value. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

     (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     (d) Lessee's Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a General Policyholders Ratings of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which, shall invalidate the insurance policies referred to in this Paragraphs 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor, Lessee shall at least thirty (30) days prior the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by an deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, storm, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9. Damage or Destruction.

     9.1 Definitions.
     (a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined In Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty per cent (50%) or more of the total Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option or Lessor, be deemed to be Premises Total Destruction.

(c) "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

 (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Premises Partial Damage - Insured Loss. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor, if Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty
(60) days following the occurrence of the damage or destruction.
Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

9.3 Partial Damage - Uninsured Loss. If Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give writ ten notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.4 Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty
(60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty
(60) days (allowing the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty
(30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6 Abatement of Rent; Lessee's Remedies.

(a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and Other charges, if any, payable by Lessee hereunder (or the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

     (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate, this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements to this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or S100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessor shall have the right within ten (10) days alter the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of (a) Investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater.

Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.8 Termination ~ Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9 Waiver of Statutes. Lessor and Lessee agree that the forms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10. Rea1 Property Taxes.

10.1 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises.
The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereon and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, Lessor's reasonable determination thereof, in good faith shall be conclusive.

10.5 Lessee's Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the Taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

12.  Assignment and Subletting.   See Addendum 17.

12.1  Lessor's Consent Required.

     (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 39.

(d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease; or (ii) upon thirty (30) days' written notice ("Lessor's Notice"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) or the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor's Notice.

(e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease,
(ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

     (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

     (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

     (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

     (e) Each request for consent to an assignment or subletting shall be in writing accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $500.00, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by lessor.

     (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly Incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease, Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

     (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

     (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

     (d) No subleases under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

     (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), S350.00 is a reasonable sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies sot forth in Paragraphs 13.2 and/or 19.3:

(a) The vacating of the Premises without the Intention to reoccupy same, or the abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the Inspection, maintenance and service contracts required under Paragraph 7.1 (b),
(iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or
(viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than they (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors: (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

     (f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

     (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the forms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance polices, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon Invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check in the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided and (iv) any other amount necessary to compensate Lessor for a11 the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessees Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1 (b), (c) or
(d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b),(c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

     (b) Continue, the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

     (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture In Event of Breach. Any agreement by Lessor or free or abated rent or either charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the forms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this lease and of not further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph
13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within fifteen
(15) days after such amount shall be due, then, without any requirement of notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph
4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonable required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exorcise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or toss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Brokers' Fees.

16. Tenancy and Financial Statements.

16.1 Tenancy Statement. Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by The American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in now way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective, Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying safely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United Stales Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right to Holdover.   See Addendum 18.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initialed in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of Trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to a11 renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.C. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device and that in the event of such foreclosure, such now owner shall not: (i) be liable for any act of omission of any prior 1essor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a non-disturbance agreement) from the Lender that Lessee's possession and this Lease, including any options to extend the form hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding, to enforce the forms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such, proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such, as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of This Paragraph 31. ,

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs. See Addendum 13.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents.
{a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such, request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Guarantor.

37.1 Form of Guaranty. If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by The American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16.

37.2 Additional Obligations of Guarantor. It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority at the Guarantor (and of the party signing on Guarantors behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.


39. Options.

39.1 Definition. As used in this Lease, the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor: (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

39.2 Options Personal to Original Lease. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised try any person or entity other then said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either an a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 Multiple Options. In the event that Lessee has any multiple
Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or
(ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor, has given to Lessee three (3) or more notices of separate Default under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph
39.4(a)

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) stays after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph
13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations (Rules and Regulations) which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE,OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE
CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEOUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:  El Cajon, California
on:  March 24, 1998

By LESSOR:
North County Industrial Park LP
by:  Whammy, Inc., General Partner

By: /s/ JEFFREY C. HAMANN
Name Printed: Jeffrey C. Hamman
Title: President

By: /s/ DANIEL M. WHITAKER
Name Printed: Daniel M. Whitaker
Title: Secretary

Address: 475 W. Bradley Avenue
El Cajon, CA 9202

Telephone: (619) 440-7424
Facsimile: (619) 440-8914

Executed at:  Escondido, California
on:  March 23, 1998

By LESSEE:
Datron World Communications Inc.

By:  /s/ WILLIAM L. STEPHAN
Name Printed:  William L. Stephan
Title:  Secretary/Treasurer

Address:  304 Enterprise Street
Escondido, CA 92029

Telephone:  (760) 747-1079
Facsimile:  (760) 747-2474


                              ADDENDUM TO LEASE

This Addendum to Lease ("Addendum") is made by and between NORTH COUNTY INDUSTRIAL PARK, L.P., a California limited partnership ("LESSOR") and DATRON WORLD COMMUNICATIONS INC., a California corporation ("LESSEE") and is intended to supplement that certain Standard Industrial/Commercial Multi-Tenant Lease-Modified Net between LESSOR and LESSEE dated February 13, 1998, ("Lease") to which this Addendum is annexed. If there is any inconsistency between this Addendum and the Lease, the terms of this Addendum shall supersede and control. LESSOR and LESSEE agree as follows:

1. Premises and Building Shell Description. "Building" means the freestanding building denoted on the site plan ("Site Plan"), which is annexed to this Addendum as EXHIBIT "1", as VISTA COMMERCE CENTER Lot E and the "Premises" means and refers to the portion of the Building as depicted in EXHIBIT "1", which is being leased to LESSEE pursuant to this Lease. The Building is planned to consist of the Building Shell Improvements as described in section 5 of this Addendum, subject to subsection 1.2 of this Addendum. The Building Shell Improvements are being designed and constructed substantially in accordance with those certain preliminary architectural plans dated February 24, 1998 prepared by Paul Giese ("Architect") which are more particularly described in EXHIBIT "2" annexed to this Addendum ("Preliminary Building Shell Plans"). The components of the Building Shell Improvements construction shall also conform to the specifications attached as EXHIBIT "3" to this Addendum ("Building Shell Specifications").

1.1 Planned Size and Final Measurement. It is planned that the Building will contain approximately 106,000 rentable square feet, of which the Premises will consist of approximately single story 70,000 rentable square feet. All square footage measurements shall be from the roof "drip line" and in accordance with the Building Owners and Managers Association International ("BOMA") standards. Following Substantial Completion (as defined below) of all of the Building Shell Improvements and the Tenant Improvements, LESSOR will, in good faith, certify the actual rentable square feet of the Premises to establish the exact rentable square feet for all purposes of the Lease. If LESSEE disputes LESSOR's certification of the actual rentable square feet of the Premises, LESSEE shall notify LESSOR in writing within ten
(10) days of LESSEE's receipt of the certified rentable square feet of the Premises from LESSOR of LESSEE's intent to exercise its rights under this section. In such event, LESSOR and LESSEE shall submit the dispute concerning rentable square feet of the Premises to the Architect, and the Architect's certification of rentable square feet of the Premises will be binding upon LESSOR and LESSEE.

1.2 Modifications. LESSEE agrees that LESSOR may make modifications to the Building Shell Improvements design on account of government or lender requirements and otherwise as reasonably determined by LESSOR; provided, however any such modifications shall not: (a) increase or decrease the total rentable square feet of the Premises by more than two percent (2%); (b) materially change the Building Shell Specifications; or (c) materially and adversely affect LESSEE's use of the Premises.

2. Effective Date/Term/Commencement Date. Notwithstanding any other provision of the Lease, this Lease shall be effective upon execution by LESSOR and LESSEE ("Effective Date") and shall constitute a legally binding contract for LESSOR to deliver possession of the Premises in accordance with the requirements of this Lease and for LESSEE to accept possession and pay the rentals beginning upon the Commencement Date (as defined below). Notwithstanding that the Effective Date of this Lease is the date of execution of this Lease, LESSEE's obligation to commence payment of the rentals payable under this Lease shall not commence until the occurrence of the Commencement Date. The obligation to pay Rent shall be abated for the first month of the term of the Lease. All other terms of the Lease, however, (including but not limited to the obligation to pay real property taxes and insurance premiums and to maintain the premises) shall be in effect during the rental abatement period.

2.1 Commencement Date. Except as otherwise provided in section 5.5 of this Addendum, the term "Commencement Date" means the date of the Substantial Completion (as defined below) of the Building Shell Improvements and the Tenant Improvements. The term "Completion Date means February 1,1999, provided such date shall be subject to extension (a) on account of delays caused by LESSEE as described in subsection 5.5 of this Addendum, (b) for delays caused by fire, earthquake or other unavoidable casualties or inclement weather conditions not reasonably anticipatable, (c) extraordinary or unusual governmental action other than usual permit and inspection procedures,
(d) for delays encountered as a result of the discovery of any unknown or concealed conditions affecting the Premises, (e) for delays caused by general area-wide labor or material shortages or labor disputes (such a strikes or lockouts), or any other causes not the fault of LESSOR or LESSOR's Contractor, subcontractors, agents or employees or
(S) by one (1) day for each day after October 30, 1998, the issuance of the building permit for the Tenant Improvements is delayed, provided such delay is caused by LESSEE per Sections 5.2, 5.3, 5.4.1, 5.5, 5.7, 7 and 9.

2.2 LESSOR's Delay. In the event that the Completion is delayed on account of the Default of LESSOR or on account of the fault of LESSOR's Contractor in failing to timely cause Substantial Completion of the Building Shell and Tenant Improvements, LESSEE shall be entitled to a Delay Credit" against the Rent becoming due on and after the Commencement Date in an amount equal to one (1) day of Rent for each day that the Completion Date is so delayed.

2.3 Commencement Date Delay. Notwithstanding Section 2.2, the LESSOR will have until October, 15, 1998 to notify the LESSEE of up to a 90 day delay in the Commencement Date beyond February 1, 1999. If the LESSOR so notifies the LESSEE in writing, then the Delay Credit per section 2.2 will be reduced to S3,70.0 per month or any part thereof during such 90 day delay period only and the "Delay Credit" per
Section 2.2 will be calculated from the new Commencement Date.

2.4 Lease Term. The initial of the Lease ("Lease Terms") shall be a period of ten (10) years beginning one month after the Commencement Date; and ending one hundred twenty (120) consecutive months later; provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the Initial Lease Term shall be deemed extended for a period of time equal to the number of days between the Commencement Date and the beginning of the first full calendar month following the Commencement Date. The initial term of the Lease is subject to extension in accordance with section 8 of this Addendum.

2.5 "Lease Year" Defined. The term "Lease Year" means each consecutive twelve (12) month period during the Lease Term; provided, however, in the case of the first Lease Year, such Lease Year shall be a period of time beginning on the Commencement Date and ending twelve (12) consecutive months following the Commencement Date, and each subsequent Lease Year shall be determined from the anniversary of the expiration of such first Lease Year; provided, further, however, if the Commence Date occurs other than on the first day of a calendar month, the first Lease Year shall be deemed extended for a period time equal to the number of days between the Commencement Date and the beginning of the first full calendar month following the Commencement Date.

2.6 The first month after the Commencement Date shall be Rent free.

3. Rent. "Rent" for the Premises shall be the sum of (a) the Base Rent described in subsection 3.1 of this Addendum, subject to adjustment as provided in subsection 3.2 of this Addendum, (b) the Allowance Amortization Charge as determined under subsection 3.3 of this Addendum, (c) LESSEE's Share of Common Area Operating Expenses as defined in Paragraph 4 of the Lease, and (d) any other amounts becoming payable by LESSEE under the Lease. The Rent shall be payable on the first day of each month.

3.1 Base Rent. The monthly Base Rent set forth in Paragraph 1.5 of the Lease for the first Lease Year (as defined below) of the Original Term represents the full Base Rent payable upon the Commencement Date determined by multiplying the amount of S.42 per rentable square foot by the estimated total 70,000 rentable square feet of the Premises. If there is a variance in the rentable square footage of the Premises as actually constructed, the Base Rent for the first Lease Year shall be adjusted based on the actual rentable square feet within the Premises multiplied times $.42 per rentable square foot.

3.2 Increase in Rent. The Rent shall be increased at the beginning of the second Lease Year, and at the beginning of each Lease Year thereafter, by an amount equal to 3% of the sum of Base Rent plus
Allowance Amortization charge in effect during the immediately preceding Lease Year.

3.3 Tenant Improvement Allowance Amortization. As more particularly provided in section 5 of this Addendum, LESSOR will provide a Tenant Improvement Allowance ("Allowance") to pay a portion of the Tenant Improvement Costs (as defined below). The term "Allowance Amortization Charge" means an amount to be added to the Base Rent, and shall be payable by LESSEE as a part of the Rent from and after the Commencement Date, which is calculated as follows: (a) determine the aggregate amount of the Allowance expended by LESSOR for the Tenant Improvements Costs; (b) amortize the amount of the Allowance based on an economic return equivalent to eleven percent (11 %) per annum to derive a monthly payment sufficient to pay in full an amount equal to the Allowance and such economic return over a period of time from the Commencement Date to the end of the Lease term specified in Lease Paragraph 1.3; and (c) the resulting monthly payment shall equal the Allowance Amortization Charge. If the amount of the Allowance Amortization Charge is determined after the Commencement Date on account of a delay in finalizing the Tenant Improvement Costs, then LESSEE shall pay LESSOR the amount accruable from the Commencement Date to the end of the then current month, adjusted for any Free Rent within fifteen (15) days after LESSOR's billing for such accrued amounts, and shall thereafter pay the monthly Allowance Amortization Charge with each payment of Base Rent. LESSEE shall have the right to pay in full the remaining unamortized balance of the Allowance during the last thirty (30) days of any Lease Year, provided that any such payment must be in the full amount of the unamortized balance of the Allowance as of the date of the payment, and LESSOR shall not be obligated to accept any lesser payment or payments at any other time. Upon LESSEE's full payment of the unamortized balance of the Allowance, the Allowance Amortization Charge shall no longer be payable by LESSEE as additional rent.

4. LESSEE's Share of Common Area Operating Expenses. The LESSEE's Share of Common Area Operating Expenses stated in Paragraph 1.6(b) of the Lease is an estimate based on the estimated rentable square feet to be included in the Industrial Center, the Building and the Premises. Following completion, the actual percentage will be adjusted to equal a percentage determined by dividing the rentable square feet in the Premises by the total rentable square feet, as certified by LESSOR, in the Industrial Center. Notwithstanding any other provision of the Lease, LESSOR agrees that the property management fee allocable to LESSEE's Share of Common Area Operating Expenses shall not exceed two percent (2%) of the Base Rent. In addition, LESSEE shall have the right, at its expense, to audit or otherwise inspect the books and records of LESSOR regarding the calculation of the Common Area Operating Expenses.

5. Building Shell Improvements and Tenant Improvements. LESSOR, at its expense, shall construct the Building Shell Improvements. The phrase "Building Shell Improvements" means the improvements comprising the Building to be constructed as shown in the Building Shell Plans and the Building Shell Specifications, including (a) roofing, fascia, exterior walls, doors and windows, and truck doors (both at grade and at dock level), (b) footings and concrete floors, (c) fire sprinkler system, (d) conduits and pipes for telephone, electricity, water, fire sprinklers and sewer brought to "stub out", termination points in or above a perimeter wall of the Premises, (e) a main electrical termination panel for the Building, (f) paving and finish of parking areas, entrance areas and walkways, (g) landscaping for the Industrial Center as reasonably determined by LESSOR, and (h) site improvements consisting of street, gutters, sidewalks, curbs, storm drains and erosion control (construction period and permanent) as required to comply with governmental requirements

5.1 Tenant Improvements. The phrase "Tenant Improvements" means all interior improvements which are not a part of the Building Shell Improvements, including (a) partitions, walls, doors, (b) all interior surface finishes, including wall coverings, paint, floor coverings, suspended ceilings and other similar items, (c) duct work, heat pumps, vents, filters, diffusers, terminal boxes and accessories for completion of heating, ventilation and air conditioning systems within the Premises, (d) electrical distribution systems (including panels, subpanels, wires and outlets), lighting fixtures, outlets, switches and other electrical work to be installed in the Premises, (e) plumbing lines, fixtures and accessories, (f) all fire and life safety control systems such as fire walls and fire alarms (including piping, wiring and accessories) to be located in the Premises, (g) entrance door signage and directory listings, as authorized by LESSOR, (h) improvements required for compliance with Title 24, (i) level mechanism for load docks; provided, however, LESSEE's trade fixtures, equipment and personal property (including telephone systems, chairs, tables, furniture, movable partitions and other equipment used in LESSEE's business) shall not be considered part of the Tenant Improvements.

5.2 Design of Tenant Improvements. LESSEE shall furnish to LESSOR for its approval, a space plan showing the configuration of the Improved Office Space no later than May I5, 1998, which shall be the Approved Space Plan following LESSOR's approval. LESSEE shall furnish to LESSOR a complete set of plans and specifications detailing all Tenant Improvements no later than June 30, 1998 ("Tenant Improvement Plans). Unless otherwise approved by LESSOR, the Tenant Improvement Plans will be prepared by the Architect, who shall also obtain permits for the plans. Should Architect, in LESSEE's sole opinion, not progress in a timely fashion to meet the June 30, 1998, requirement for the Tenant Improvement Plans, LESSEE may select a different architect/space planner to develop the Tenant Improvement Plans. In such event, all expenses incurred by LESSOR's Architect shall not be part of the Allowance, and all expenses incurred by LESSEE's architect shall be part of the Allowance and shall be reimbursed by LESSOR to LESSEE on a monthly basis. Further, the June 30, 1998, date outlined herein shall be adjusted forward by the amount of days from May 15, 1998 to the date LESSEE gives written notice of its election to terminate Architect. If LESSEE does not execute and deliver the Lease on or before March 1, 1998, or if LESSEE delays in providing the Approved Space Plan and/or the Tenant Improvement Plans such delays shall not change the Commencement Date of the Lease, which shall be the date the Premises would have been available for occupancy, but for any such delay; provided such delays will delay the date for Substantial Completion. The Tenant Improvement Plans shall be subject to LESSOR's prior approval, which will not be unreasonably withheld; provided, however, LESSOR shall have the absolute right of disapproval, in its sole discretion, of any Tenant Improvements which (a) alter or otherwise affect any structural component of the Building, (b) are visible from the exterior of the Premises, (c) do not conform to the Approved Space Plan for the Improved Office Space, or (d) the Tenant Improvement Plans specify materials which are not readily available or customarily and ordinarily used in similarly situated construction work where the procurement of such materials would cause a delay in Substantial Completion. LESSOR shall respond within fifteen (15) days after receipt of the Tenant Improvement Plans in which to approve or disapprove in writing the Tenant Improvement Plans. If LESSOR disapproves the Tenant Improvement Plans, it shall state with specificity the reasons for such disapproval. If LESSOR reasonably disapproves the Tenant Improvement Plans, LESSEE shall promptly cause the Tenant Improvement Plans to be revised and resubmitted to LESSOR for its review and approval within fifteen (15) days from notice of LESSOR's disapproval. Following LESSOR's approval, LESSOR will have the Architect submit the Tenant Improvement Plans for government plan checking and a building permit, if required, provided, LESSOR shall have the right to approve any changes required by such governmental authorities. The final Tenant Improvement Plans shall be subject to any changes required by governmental authorities.

5.3 Approved Contractor. Hamann Construction, a licensed general contractor, will be the general contractor for construction of the Building Shell Improvements and Tenant Improvements. LESSOR and LESSEE hereby approve Hamann Construction acting as the general contractor ("Contractor"). Contractor's agreed-upon markup (profit and overhead) for the Tenant Improvements will be 12% of the actual costs incurred in the development and construction of the Tenant Improvements exclusive only of the costs of the preparation of the Tenant Improvement Plans and government permits. LESSEE shall have the right to review the subcontract proposals ("Bids") for the Major Trades (as defined below) required for construction of the Tenant Improvements. No later than thirty (30) days prior to the commencement of construction, LESSOR shall cause Contractor to deliver to LESSEE Bids for each Major Trade from no less than three (3) licensed and qualified subcontractors together with a written notice specifying the Bids which Contractor recommends for acceptance. LESSEE shall have the right to reasonably disapprove one of the Bids for each of the Major Trades selected by Contractor by giving LESSOR written notice of any objection that LESSEE may have to such Bids within five (5) days from LESSEE's receipt of the Bids from Contractor; provided, however, LESSEE shall not have the right to disapprove more than one (1) bid within a Major Trade, and Contractor shall have the right to select any of the remaining Bids in such Major Trade category. LESSEE's notice of disapproval shall explain in detail the basis for the disapproval of any Bid recommended by Contractor. Contractor shall have the right to utilize any subcontractors submitting Bids for which LESSEE does not timely give notice of its disapproval. The term "Major Trades" means portions of the construction work: consisting of the supply or installation of electrical, heating and air conditioning, fire sprinkler system, framing, drywall, plumbing, painting, floor coverings, suspended ceilings, glass, doors and ceramic tile.

5.3.1 Project Schedule. Contractor shall provide to LESSEE a project schedule for both the Shell Building and the Tenant Improvements within three months of the execution of the Lease. Thereafter, Contractor shall provide LESSEE monthly updates to the Project Schedule.

5.4 Allowance for Tenant Improvement Costs. LESSOR agrees to pay a maximum of $980,000.00 ("Allowance") for Tenant Improvement Costs as defined below. The Allowance shall be applied solely to pay the cost of such Tenant Improvements, and under no circumstances shall LESSEE be entitled to any payment on account of any unused, portion of the Allowance following completion of the Tenant Improvements and payment of the Tenant Improvement Costs. The amount of the Allowance actually advanced by LESSOR shall be used to calculate the amount of the Allowance Amortization Charge described in subsection 3.3 of this Addendum.

5.4.1 Excess Costs Payable BY LESSEE. LESSEE will be responsible for payment of any excess Tenant Improvement Costs which exceed the amount of the Allowance payable by LESSOR under subsection of this Addendum. LESSEE shall deposit funds with LESSOR (or make such other arrangements to guaranty payment of such excess costs as are acceptable to LESSOR) in an amount equal to such excess prior to the issuance of the building permit for construction of the Tenant Improvements, except in the case of excess costs resulting from changes during construction.
Any construction changes shall be subject to LESSOR's approval and LESSEE shall deposit funds with LESSOR to pay such costs within five
(S) days following notice of Contractor's cost for any change.

5.5 Completion and Acceptance of Building Shell and Tenant Improvements. The Commencement Date of the Lease shall not occur until Substantial Completion (as defined in subsection 5.5.1 of this Addendum) of the Building Shell Improvements reasonably required for occupancy of the Building, and the Tenant Improvements. Notwithstanding the preceding provisions, if Substantial Completion is delayed on account of LESSEE's failure to timely submit the Tenant Improvement Plans (or any revisions thereto), LESSEE's request for special materials, finishes or installations (i.e. materials which are not readily available or customarily and ordinarily used in similarly situated construction work) not shown in the Tenant Improvement Plans as approved by LESSOR, changes to the Approved Space Plan or approved Tenant Improvement Plans requested by LESSEE or other delays caused by LESSEE, the Commencement Date of this Lease shall occur prior to Substantial Completion and as of the date Substantial Completion would have occurred but for such delays by LESSEE. Notwithstanding the foregoing, a delay in Substantial Completion attributable to LESSEE for actions other than those deadlines outlined in section

5.2 shall not be deemed to have occurred unless LESSOR gives LESSEE notice of its action causing such delay and LESSEE fails to take actions necessary to prevent a delay of LESSEE's obligations hereunder condoning for three days after receipt of written notice from LESSOR specifying LESSEE's action which will cause such delay.

5.5.1 "Substantial Completion" Defined. The term Substantial Completion" means the date upon which LESSOR reasonably satisfies all of the following requirements: (a) the construction of the applicable Building Shell Improvements is substantially completed, subject only to minor corrective work which does not affect or limit LESSEE's use of the Premises; provided, LESSOR shall complete any such minor work within thirty (30) days; (b) the construction of the applicable Tenant Improvements is substantially completed in accordance with the Tenant Improvement Plans as modified only by any changes requested by LESSEE and approved by LESSOR or as otherwise permitted by this Lease, subject only to minor corrective work which does not affect or limit LESSEE's use of the Premises; provided, LESSOR shall complete any such minor work within thirty (30) days; (c) LESSOR has procured a certificate of occupancy (whether temporary or permanent) or other applicable permit permitting LESSEE's immediate use and occupancy of the Building; and (d) LESSOR has given LESSEE written notice stating that such Substantial Completion has occurred and that the Premises are available for LESSEE's immediate possession and occupancy ("Notice of Possession"). LESSOR shall give LESSEE at least ten (10) days written notice in advance of the estimated date of Substantial Completion.

5.5.2 Condition of Premises. Prior to the Commencement Date, LESSEE and LESSOR shall conduct a walk-through inspection of the Premises and prepare and sign a punch-list of all items needing additional work by LESSOR, and LESSEE shall thereafter have an additional sixty (60) days in which to identify to LESSOR any construction deficiencies or defects which were not readily observable at the time of the preparation of the first punch-list, whereupon say items so identified in no more than three (3) additional punch-lists and agreed to by LESSOR following consultation with LESSEE, will be added to the final punch-list. The punch-lists to be prepared by LESSEE shall not include any damage to the Premises caused by LESSEE's move-in, which damage shall be repaired or corrected by LESSEE, at its expense. If LESSEE fails to submit the final punch-list to LESSOR within the sixty (60) day period immediately following the Commencement Date, it shall be deemed that there are no items needing additional work or repair. LESSOR's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection and within thirty (30) days following LESSOR's receipt of any additional punch-lists, or as soon as practicable thereafter. Upon LESSOR or LESSOR's contractor's indication to LESSEE of the completion of such punch-list items, LESSEE shall acknowledge the completion of such items in writing to LESSOR. If LESSEE fails either to so acknowledge the completion of such items within seven (7) days of such stated completion or within such seven day period to specify in writing to LESSOR in reasonable detail any such previously listed punch-list items that remain uncompleted, all such items shall be deemed approved by LESSEE.

5.6 LESSOR's Enforcement of Contractor Warranties. LESSOR has obtained from Contractor the following warranties ("Contractor Warranties"):

"CONTRACTOR unconditionally warrants all materials and equipment furnished under this Contract will be new, unless otherwise specified, and that all Work will be of good quality, free from material faults and defects and in conformance with the Contract Documents. CONTRACTOR, at its expense, shall repair or replace any Work requiring replacement or repair within one (1) year from completion of the Project, except with respect to the roof membrane only, which CONTRACTOR will repair or replace within two (2) years as required to prevent water penetration. In the event CONTRACTOR fails to timely perform its warranty obligation, OWNER shall have the right to cause such repairs or replacements and CONTRACTOR shall be liable for the reasonable costs of such repairs or replacements.

LESSOR agrees to take such commercially reasonable action as necessary to enforce such Contractor Warranties for the repair or maintenance of the Premises on account of any items covered by the Contractor
Warrantees, including patent or latent defects or deficiencies in the Premises.

5.6.1 Exclusion From Common Area Operating Expenses. Notwithstanding any other provision, any costs of repairs or replacement of any patent or latent defect or deficiency identified during the period the applicable Contractor Warranties remain in effect shall not be included in calculating Common Area Operating Expenses.

5.7 LESSEE's Fixturization. No later than thirty (30) days prior to the expected date of Substantial Completion of the Building, LESSOR shall permit LESSEE to enter upon the Premises for the purposes of permitting LESSEE to commence installation of LESSEE's machinery and trade fixtures ("Fixturization Period"). LESSEE agrees to carry out such work in such manner as will not interfere with Contractor's work. LESSOR shall not be responsible for securing the Premises or liable for any loss or damage to any such machinery or trade fixtures installed by LESSEE prior to the delivery of possession of the Premises. LESSEE shall not be responsible for payment of any of the Rent during the Fixturization Period, provided LESSEE shall be responsible for compliance with all other terms and conditions of the Lease, including the provisions in Paragraph 8 of the Lease requiring LESSEE to maintain certain insurance.

6. Hazardous Materials Questionnaire. Without limiting LESSEE's obligations under Paragraph 6 of the Lease regarding compliance with Hazardous Substance Laws, LESSEE shall, within ten (10) days from the execution of the Lease, complete and deliver to LESSOR for its filing with applicable government authorities a Hazardous Materials Questionnaire in the form as set forth in EXHIBIT "4" annexed to this Addendum.

7. Additional Provisions Regarding Financial Statements. Notwithstanding the provisions of Paragraph 16.2 of the Lease, LESSOR agrees to accept the audited financial statements of Guarantor in lieu of separate financial statements from LESSEE so long as LESSEE's financial performance is reported only as a part of Guarantor's consolidated financial statements; provided, however, LESSEE agrees to cooperate with LESSOR to provide information concerning LESSEE's separate business and financial affairs to the extent required by LESSOR's lender.

8. Option to Extend. Subject to the provisions of Paragraph 39 of the Lease, LESSEE shall have the option to extend the Lease Term for one additional term of five (5) years, which option is exercisable only by LESSEE giving LESSOR written notice of the election to exercise such option ("Election Notice") no earlier than twelve (12) months and no later than nine (9) months before the expiration of the Original Term. If LESSEE fails for any reason to timely give such Election Notice, such option rights shall automatically terminate and be of no further force or effect and LESSEE shall not have any other right to extend the Original Term.

8.1 Remaining Lease Terms. Except as provided in this subsection and in subsection 8.2 of this Addendum, if LESSEE elects to extend the Original Term, all other terms and conditions of the Lease shall remain in effect during such extended term except: (a) no tenant improvements or allowances shall be provided by LESSOR, and LESSEE shall be deemed to have extended the term of the Lease and accepted the Premises "AS IS" in their then-existing condition and without representation or warranty from LESSOR; (b) upon expiration of the five (5) year extension, LESSEE shall have no further right to extend the term of the Lease; and (c) the Base Rent applicable during the option term shall be determined in accordance with subsection 8.2 of this Addendum.

8.2 Adjustment to Base Rent. The Base Rent for the extension period shall be an amount equal to the "far rental value" of the Premises as determined in the following manner:

    (a) Within thirty (30) days from LESSEE's Election Notice, LESSOR and LESSEE shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises for the option period. If LESSOR and LESSEE have not agreed upon the fair rental value of the Premises at least ninety (90) days prior to the beginning of the applicable option period, the fair rental value shall be determined by appraisal, by one or more appraisers ("Appraiser(s)"). The Appraisers shall have at least five (5) years experience in the appraisal of commercial/industrial real property in the area in which the Premises is located and shall be members of professional organizations such as M.A.I. or equivalent.

     (b) If LESSOR and LESSEE are not able to agree upon the fair rental value of the Premises within the prescribed time period, then LESSOR and LESSEE shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the beginning of the applicable option period. If LESSOR and LESSEE are unable to agree upon a single Appraiser within such time period, then LESSOR and LESSEE shall each appoint one Appraiser not later than sixty-five (65) days prior to the beginning of the applicable option period. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third Appraiser. If either LESSOR or LESSEE fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determined the fair rental value of the Premises. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

    (c) For the purposes of such appraisal, the term "fair rental value. shall mean the price that a ready and willing tenant would pay, as of the beginning of the applicable option period, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. LESSOR and LESSEE shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than thirty (30) days prior to the beginning of the applicable option period. If the fair rental value is not determined prior to the beginning of the, option period, then LESSEE shall continue to pay to LESSOR the Base Rent applicable to the Premises immediately prior to such extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, LESSOR shall deliver notice thereof to LESSEE, and if the fair rental value is higher, LESSEE shall pay to LESSOR, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by LESSEE to LESSOR and the new Base Rent determined hereunder.

    (d) Notwithstanding any other provision of this Lease, in no event shall the Base Rent in effect for the last year of the Original Term be decreased on account of the operation of this section.

9. Corporate Resolution. Within ten (10) days of Lease execution,
LESSEE shall provide LESSOR with a certified copy of a Corporate
Resolution authorizing William L. Stephan sign this Lease on behalf of DATRON WORLD COMMUNICATIONS INC.

10. Estimated Operating Expense Budget. A copy of the 1998 Estimated Common Area Operating Expenses Budget is attached to this Addendum as EXHIBIT "5". LESSEE acknowledges that (a) this estimate is being provided only to illustrate the projected amounts and categories of expense and that actual results may be different than the estimates; and (b) it is aware that amounts and categories of expense may vary in future years as the Premises ages. Common Area Operating Expenses shall not increase by more than five percent (5%) per year cumulatively not including property taxes.

11. Current Rules and Regulations. Pursuant to Paragraph 2.9 of the Lease, LESSOR has adopted the Rules and Regulation annexed to this Addendum as EXHIBIT "6", and such Rules and Regulations shall remain in effect until changed by LESSOR in accordance with the Lease.

12. Security Deposit. If LESSEE is not in default at Commencement of the Lease then 1/2 of the security deposit under section 1.7 of the Lease will be applied to the second month's rent, when due.

13. Signage. LESSEE shall be granted primary building signage (two sides of the building) and monument signage at the entrance and corner of the site. If a single user moves into the balance of the Project, they will be permitted to install a sign on their end of the building. If the building is leased to multiple tenants, they will be limited to door signage.

14. Additional Provisions Regarding Parking. Notwithstanding any other provision, LESSEE shall have the right to mark any of the parking spaces set aside on EXHIBIT "1" as LESSEE's parking spaces with carefully painted lettering or logo identifying LESSEE not exceeding 18" by 12".

15. Antennas. Subject to LESSEE's compliance, at its expense, with all Applicable Laws as defined in subparagraph 2.4 of the Lease, LESSOR consents to LESSEE's installation of one 60' tower and three 20' whip antennas at the locations shown on EXHIBIT "1". Said tower and antennas shall be for the private use of the LESSEE and not for any other commercial purpose.

16. Additional Provisions Regarding Common Area Operating Expenses.
(e) Common Area Operating Expenses shall include reasonable expenditures which would be capitalized in accordance with generally accepted accounting principles, but such expenditure shall be prorated on an annual basis over the useful life of the improvement or facility so replaced or rehabilitated, and from the date of any expenditure, there shall be included in Common Area Operating Expenses during any single Lease Year only the pro rata portion of that expenditure as is properly allocable to such Lease Year. Common Area Operating Expenses shall not include:

     (1) the cost of any additional or extraordinary services provided to other tenants of the Building;

     (2) costs paid for directly by LESSEE;

     (3) principal and interest payments on loans secured by deeds of trust recorded against the Industrial
Center;

     (4) real estate sales or leasing brokerage commissions;

     (5) executive salaries of off-site personnel employed by LESSOR except for the charge (or pro rata share) of the manager of the Industrial Center;

     (6) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty (excluding any insurance deductible therefrom);

     (7) expenses incurred in leasing or procuring new tenants, including any advertising costs associated with vacant spaces in the Premises, Building or Industrial Center;

     (8) legal expenses incurred in enforcing or negotiating the terms of any lease, or in connection with any financing or syndication of the Industrial Center;

     (9) interest or amortization payments on any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease;

    (10) expenses incurred by LESSOR to the extent the same are reimbursed from any other tenant, occupants of the Industrial Center or third parties (other than as Common Area Operating Expenses reimbursed or other similar reimbursement from such other parties); and

     (11) interest or penalties due for late payment by LESSOR, of any Common Area Operating.

17. Additional Provisions Regarding Assignment and Subletting. Subject to Subparagraph 12.2 of the Lease and except as provided in subsection
17.2 below, LESSOR agrees to consent to LESSEE's assignment of the Lease or any subleasing of a portion of the Premises in any Permitted Transaction (as defined below); provided, however, any such assignment or subleasing shall not release or otherwise affect the liability of LESSEE, or any Guarantor, for the obligations under this Lease.

17.1 "Permitted Transaction" Defined. The phrase Permitted
Transaction" means and refers to an assignment or sublease in connection with a transaction being undertaken in good faith and not for the purpose of indirectly subletting or assigning the Lease through a step transaction or otherwise, and which meets any one of the following requirements:

    (a) an assignment or sublease to a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with LESSEE;

    (b) an assignment or sublease to a successor corporation related to LESSEE by merger, consolidation, nonbankruptcy reorganization or government action;

    (c) an assignment of the Lease or sublease to another entity, which is not affiliated with LESSEE ("Unaffiliated Transferees) in conjunction with the concurrent good faith sale and transfer to such Unaffiliated Transferee of substantially all of LESSEE's assets; or

    (d) LESSEE's sale of capital stock through the NYSE, AMEX or any other major public exchange, and any such sale shall not be deemed an assignment, subletting or ocher transfer of this Lease or the Premises requiring LESSOR's consent.

17.2 Exception. Prior to the consummation of any Permitted Transaction, LESSEE shall cause the proposed assignee or subtenant to complete and submit to LESSOR a Hazardous Materials Questionnaire in the form as set forth in EXHIBIT "4" signed by the proposed assignee or subtenant. Notwithstanding any other provision, LESSOR shall have the right to decline to consent to any Permitted Transaction in which the assignee's or subtenant's use of the Premises would increase the risk of contamination of any Hazardous Substance as compared to the risk presented by LESSEE's use of the Premises.

17.3 Additional Rental. Except in the case of a Permitted Transaction, fifty percent (50%) of any sums or other economic consideration (without deduction) received by LESSEE as a result of an assignment or subletting to which LESSOR has consented, whether denominated rentals under the assignment or sublease or otherwise, which exceed, in the aggregate, the total sums which LESSEE is obligated to pay LESSOR under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to a sublease) shall be payable to LESSOR as additional rental under this Lease without affecting or reducing any other obligation of LESSEE under this Lease. Such amounts shall be due and payable within fifteen (15) days from LESSEE's receipt. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by LESSEE exceeds the rent payable under this Lease, the rent payable under the Lease shall be prorated according to the square footage involved in order to reflect the rent applicable to the space sublet. In no event shall this provision be construed or applied to reduce the Base Rent or other charges payable by LESSEE under this Lease, nor modify, waive or otherwise affect LESSOR's rights and remedies in the event of a sublease or assignment (other than a Permitted Transaction) without LESSOR's consent. In the cases of an assignment or sublease (other than a Permitted Transaction) to which LESSOR has not given its consent, in addition to all other rights and remedies, LESSOR may elect, by giving LESSEE written notice, to adjust the rentals payable under this Lease based on the then fair rental value of the Premises.

18. Additional Provisions Regarding Holdover. If LESSEE remains in possession of all or any part of the Premises after the expiration of the Term, with the consent of LESSOR, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further teen, and in such case, Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Rent paid during the last month of the Term and all other sums due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

"LESSOR"
NORTH COUNTY INDUSTRIAL PARK, L.P.,
a California limited partnership

By: WHAMMY, INC.,
a California corporation, General Partner
Dated: 3/24/1998        By: /S/JEFFREY C. HAMMAN
                        President

Dated: 3/30/1998        By: /s/DANIEL M. WHITAKER
                        Secretary

"LESSEE"
DATRON WORLD COMMUNICATIONS INC.,
a California corporation

Dated: March 23, 1998    By: /s/WILLIAM L. STEPHAN
                         Secretary/Treasurer